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                                                                 EXHIBIT 10.27


THIS DOCUMENT WAS DRAFTED BY
AND WHEN RECORDED RETURN TO:

Donald P. Norwich, Esq.
OPPENHEIMER WOLFF & DONNELLY
3400 Plaza VII Building
45 South Seventh Street
Minneapolis, Minnesota  55402


THIS DOCUMENT IS ALSO TO BE FILED AS A FIXTURE FILING IN THE REAL ESTATE RECORDS OF TELLER COUNTY, COLORADO AND CONSTITUTES A FIXTURE FILING. INFORMATION CONCERNING THE GRANTOR AND THE PROPERTY COVERED BY THIS FILING ARE CONTAINED HEREIN.


                                 DEED OF TRUST
                                      and
                               SECURITY AGREEMENT
                                      and
                                 FIXTURE FILING
                                      and
                              FINANCING STATEMENT

     THIS INSTRUMENT (hereinafter referred to as "Deed of Trust"), is made and given this 22nd day of October, 1996, by NATIONAL GAMING COMPANIES, INC., a Minnesota corporation ("Borrower") and 353 MYERS AVENUE LIMITED PARTNERSHIP, a Minnesota limited partnership ("Partnership") (both Borrower and Partnership being herein sometimes collectively referred to as "Grantor"), each of whose post office address is 9855 West 78th Street, Suite 220, Eden Prairie, Minnesota 55344 to PUBLIC TRUSTEE OF THE COUNTY OF TELLER, COLORADO ("Trustee"), for the benefit of MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation ("Beneficiary"), whose post office address is 300 Pillsbury Center, 220 South Sixth Street, Minneapolis, Minnesota 55402.

                        PRELIMINARY STATEMENT OF FACTS:

        A. The Borrower is the owner of those parcels of real estate situate in City of Cripple Creek, County of Teller, State of Colorado as described in Exhibit "A" attached hereto with the exception of Parcel No. 2.

        B. The Partnership is the owner of Parcel No. 2 as described in Exhibit "A" on which land there is located improvements which are operated as a gaming casino commonly known as the "Jubilee Casino" ("Casino"). The other parcels owned by the Borrower provide parking and other facilities for use by the Casino. As used in this Deed of Trust the term

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"Premises" includes all of real property and improvements thereon described in
Exhibit "A" attached ("Premises").

     C. The Borrower is a limited partner of the Partnership holding a 97.165647% interest in the Partnership. Cripple Creek Corporation, a Minnesota corporation, is also a partner of the Partnership and holds a 2% interest as general partner and holds the remaining percentage interest of the Partnership as a limited partner.

     D. The Beneficiary is making a loan to the Borrower in the amount of up to Three Million Five Hundred Sixty-Four Thousand and no/100 Dollars ($3,564,000.00) ("Loan") the proceeds of which are being used to among other things reimburse the Borrower for costs of acquiring its interest in the Partnership, the stock of Cripple Creek Corporation, the Premises, to retire existing indebtedness of the Partnership, to pay off short term debt of the Partnership, to cover future development costs and to fund various reserves required by the Beneficiary.

     E. The Loan is evidenced by a Promissory Note dated of even date herewith executed and delivered by the Borrower to the Beneficiary in the principal sum of Three Million Five Hundred Sixty-Four Thousand and no/100 Dollars ($3,564,000.00) ("Note").

     F. The Note bears interest at a variable per annum rate of interest equal to 225 Basis Points plus the "Base Rate" of Norwest Bank Minnesota, National Association, Main Office, Minneapolis, Minnesota, as such Base Rate changes from time to time all as more fully set forth in the Note ("Interest Rate") except that during the period of and continuance of a default under the Note or Event of Default under this Deed of Trust the Note shall bear interest at a per annum rate of interest of Four percent (4%) percent in excess of the interest rate then in effect on the Note whether or not the Beneficiary has exercised its option to accelerate the maturity of the Note and declare the entire unpaid Indebtedness Secured Hereby due and payable as more fully set forth in the Note ("Default Rate").

     G. The Partnership is executing and delivering to the Beneficiary its Guaranty of the Note to be dated of even date herewith ("Guaranty") and which Guaranty is also executed by Robert Swenson, Stephen Sherf, Craig Forsman, Terrance DeRoche, John Klinkhammer and National Lodging Companies, Inc., a Minnesota corporation. All of such parties including the Partnership are herein referred to as the "Guarantors".

     H. As security for the repayment of the Loan as evidenced by the Note and to secure the obligations of the Partnership under the Guaranty, and in order to induce the Beneficiary to extend the Loan to the Borrower and in recognition that the Borrower, as majority partner in the Partnership will be using the funds to retire the existing indebtedness on the Casino, the Partnership is executing this Deed of Trust.

     I. The Note is payable in installments with a final installment payment of principal and interest due on May 1, 1998 ("Maturity Date").




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     J.  As used herein the term "Note Rate" shall mean the rate of interest then in effect on the Note whether the Interest Rate or Default Rate, as the case may be.

     K. As used herein the term "Grantor" shall include both the Borrower and the Partnership in their capacities as co-grantors under this Deed of Trust.

     NOW, THEREFORE, in consideration of the Loan evidenced by the Note and of the sum of One and 00/100 Dollar ($1.00) paid by the Beneficiary to the Grantor, the receipt whereof is hereby acknowledged, and for the purposes aforesaid the Grantor hereby GRANTS, BARGAINS, SELLS, TRANSFERS AND CONVEYS unto the Trustee, its successors and assigns, forever, AND GRANTS TO THE BENEFICIARY A SECURITY INTEREST IN all of the following properties hereinafter set forth (all the following being hereinafter collectively referred to as the "Premises"):

                               A.  REAL PROPERTY

     All the tracts or parcels of real property lying and being in the County of Teller, State of Colorado, all as more fully described in Exhibit "A" attached hereto and made a part hereof, together with all the estates and rights in and to the real property and in and to lands lying in streets, alleys and roads adjoining the real property and all buildings, structures, improvements, fixtures and annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the real property; together with all water rights (whether riparian, appropriative or otherwise whether or not appurtenant) now or hereafter relating to or used in connection with the real property, and all shares of stock, if any, evidencing such rights ("Real Property"), and

                             B.  PERSONAL PROPERTY

     All buildings, improvements, personal property, fixtures, fittings and furnishings, now owned, licensed or leased or hereafter acquired by the Grantor and now or hereafter attached to, located at, or placed in the improvements on the real property described herein including, without limitation all machinery, fittings, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection; all maintenance supplies and repair equipment; all draperies, carpeting, floor coverings, screens, storm windows and window coverings, blinds, awnings, shrubbery and plants; all elevators, escalators and shafts, motors, machinery, fittings and supplies necessary for their use; all building materials and supplies now or hereafter delivered to the Premises, and

                                  C.  ACCOUNTS

     All Accounts now owned or hereafter acquired by the Grantor and, which in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the



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Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Grantor, or from any other transaction, whether or not the same involves the sale of goods or services by the Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of the Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, repletion, reclamation and stoppage in transmit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to the Grantor under all contracts for the sale of goods or the performance of services or both by the Grantor (whether or not yet earned by performance on the part of the Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any person with respect to any of the foregoing, and

                                   D.  INCOME

     All income derived from the operations conducted in the Casino including all cash, all bank accounts and all payments from any consumer credit/charge card organization, whether or not now existing or owed or hereinafter credited or owed, and all proceeds of the foregoing, whether cash or non-cash, and

                       E.  COMPUTER HARDWARE AND SOFTWARE

     All computer hardware and software and which in any event includes (i) all computer and other electronic data processing hardware, whether now owned, licensed or leased or hereafter acquired by the Grantor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now owned, licensed or leased or hereafter acquired by the Grantor, designed for use on the computers and electronic data processing hardware described in clause (i) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now owned, licensed or leased or hereafter acquired by the Grantor including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes; (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii) above, and (v) all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or modern conversions of any of the foregoing; whether now owned, licensed or leased or hereafter acquired by the Grantor.



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                                 F.  CONTRACTS


     All Contracts, undertakings or other agreements in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof, and

                                 G.  EQUIPMENT

     All Equipment whether now owned, licensed or leased or hereafter acquired by the Grantor and, which in any event, includes, without limitation, (i) all equipment and fixtures of every kind and nature owned by Grantor used in connection with the gaming operations in the Casino included but not limited to all gaming tables, slot machines, computerized games and other electronic equipment, (ii) tables, chairs, booths, bar equipment, utensils, food service equipment, all equipment used in preparing food for use in the Casino, freezers, refrigerators, dishwashers, ice machines and entertainment equipment;
(iii) all televisions, radios, cabling, phone and communications systems, and wiring, cash registers, office equipment, coin wrappers, and the like used in operating the Casino (iv) all ground keeping lawn sprinklers and lawn maintenance systems owned by Grantor; (v) all vehicles used in the Casino operations including courtesy vans and courtesy cars; (vi) all food stock, liquor and inventory on hand or on order for the food and beverage service provided in the Casino; (vii) all cleaning supplies and equipment; (viii) all convenience items furnished to guests of the Casino; and all stationery, brochures, booklets, written materials and writing supplies furnished or made available to the guests of the Casino, (ix) all of the furniture, fixtures and equipment owned by Grantor used in the operation of the Premises as a gaming casino including but not limited to all carpeting, floor coverings, draperies, curtains, lamps, beds, mattresses, box springs, towels, linens, chests, chairs, lobby furniture and other furniture used in the operation of the Casino, (x) all security systems, cameras, monitors, security devices and wiring, and (xi) all other machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, and

                            H.  GENERAL INTANGIBLES

     All General Intangibles now owned, licensed or leased, or hereafter acquired by the Grantor and, which in any event, includes, without limitation, customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification, all right, title and interest which the Grantor may now or hereafter have in or under any Contract, and now owned or hereafter acquired by the Grantor, all licenses and permits used, useful or necessary in the operation of the Casino, all liquor licenses, gaming


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licenses, elevator permits, beverage and food licenses, all right and interest and into the use of the name and logo "Jubilee Casino" and "Jubilee Casino and Old Homestead" and all derivatives thereof, all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing, and



                       I.  INSURANCE PROCEEDS AND AWARDS

     All awards, payments, proceeds now or hereafter obtainable by Grantor under any policy of insurance insuring the Premises including but not limited to the proceeds of casualty insurance, title insurance, business interruption/rents insurance or other insurance maintained with respect to the Premises whether by Grantor or otherwise, and

                     J.  RENTS, INCOME, LEASES AND PROFITS

     All rents, income, contract rights, leases and profits now due or which may hereafter become due under or by virtue of any lease, license or agreement, whether written or verbal, for the use or occupancy of the Premises or any part thereof together with all tenant security deposits, and

                            K.  CONDEMNATION AWARDS

     All awards, compensation and settlements in lieu thereof made as a result of the taking by power of eminent domain of the whole or any part of the Premises, including any awards for damages sustained to the Premises, for a temporary taking, change of grade of streets or taking of access; and

                                 L.  INVENTORY

     All inventory of Grantor, whether now owned or hereafter acquired and wherever located.

Together with improvements, accessions, appurtenances, substitutions and replacements thereof, insurance proceeds and condemnation awards payable therefrom together with all proceeds and products thereof and all rights thereto now or hereafter existing.

     It is specifically understood that the enumeration of any specific articles of property shall in nowise exclude or be held to exclude any items of property not specifically mentioned. All of the Premises hereinabove described, real, personal and mixed, whether affixed or annexed or not, and all rights hereby conveyed and Deed of Trust are intended to be as a unit and are hereby understood and agreed and declared to be appropriated to the use of the Premises, and shall for the purposes of this Deed of Trust be deemed to be real estate and conveyed and Deed of Trust hereby.



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    THIS CONVEYANCE IS MADE IN TRUST, HOWEVER, to secure

    (i) payment by the Borrower, its successors and assigns, to the Beneficiary, its successors and assigns, the sum of Three Million Five Hundred Sixty-Four Thousand and no/100 Dollars ($3,564,000.00), according to the terms of the Note, or so much as is from time to time disbursed thereon, the terms and conditions of which are incorporated herein by reference and made a part hereof, together with any extensions or renewals thereof, due and payable with interest thereon at the Note thereon being due and payable in any event on the Maturity Date; and

    (ii) payment to the Beneficiary, its successors and assigns, at the times demanded and with interest thereon at the Note Rate, all sums advanced (a) in protecting the lien of this Deed of Trust, (b) in payment of taxes on the Premises, (c) in payment of insurance premiums covering improvements thereon, (d) in payment of principal and interest on prior liens, (e) in payment of expenses and attorneys fees herein provided for, and (f) all sums advanced for any other purpose authorized herein; and

    (iii) the keeping and performance of the obligations of the Partnership under the Guaranty; and

    (iv) the keeping of and performance of the covenants and agreements herein contained; and

    (v) the keeping of and performance of all of the terms and conditions of any instrument given as collateral for the Loan.

The Note and all such sums, together with interest thereon, being collectively referred to as the "Indebtedness Secured Hereby".

              AND IT IS FURTHER COVENANTED AND AGREED AS FOLLOWS:

                 I.  GENERAL COVENANTS, AGREEMENTS, WARRANTIES

     1.1 Payment of Indebtedness: Observance of Covenants. Borrower shall duly and punctually pay each and every installment of principal and interest on the Note and all other Indebtedness Secured Hereby, as and when the same shall become due, and shall duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Note and any other instrument given as security for the payment of the Note.

     1.2 Performance of Guaranty. The Partnership shall duly and punctually keep and perform all of its obligations under the Guaranty.



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     1.3  Maintenance: Repairs.  Grantor shall not abandon the Premises, shall keep and maintain the Premises in good condition, repair and operating condition, normal wear and tear excluded, free from any waste or misuse, and shall promptly repair or restore any buildings, improvements or structures now or hereafter on the Premises which may become damaged or destroyed to their condition prior to any such damage or destruction. Grantor further agrees that it will not expand any improvements on the Premises, erect any new improvements or make any material alterations in any improvements which shall alter the basic structure, adversely affect the market value or change the existing architectural character of the Premises, nor remove or demolish any improvements without suitable replacement thereof, and shall complete within a reasonable time any buildings now or at any time in the process of remodeling on the Premises; provided nothing herein shall preclude Grantor from constructing improvements necessary or desirable to the use of the Premises for Grantor's business purposes which are non-structural in nature and which do not constitute material alterations to the Premises or affect the nature of use, structure or utility of the Premises or decrease the market value of the Premises.

     1.4 Compliance with Laws. Grantor shall comply with all requirements of law, municipal ordinances and regulations affecting the Premises, shall comply with all private restrictions and covenants affecting the Premises and shall not acquiesce in or seek any rezoning classification affecting the Premises.

     1.5 Payment of Operating Costs: Prior Deed of Trusts and Liens. Grantor shall pay all operating costs and expenses of the Premises, shall keep the Premises free from levy, attachment, mechanics', materialmen's and other liens ("Liens") and shall pay when due all indebtedness which may be secured by Deed of Trust, lien or charge on the Premises.

     1.6 Payment of Impositions. Grantor shall pay when due and in any event before any penalty attaches all taxes, assessments, governmental charges, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever assessed or charged against or constituting a lien on the Premises or any interest therein ("Impositions") and will upon demand furnish to the Beneficiary proof of the payment of any such Impositions. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a Beneficiary the payment of the whole or any part of the Impositions herein required to be paid by the Grantor, or changing in any way the laws relating to the taxation of Deed of Trusts or debts secured by Deed of Trusts or a Beneficiary's interest in mortgaged premises, so as to impose such Imposition on the Beneficiary or on the interest of the Beneficiary in the Premises, then, in any such event, Grantor shall bear and pay the full amount of such Imposition, provided that if for any reason payment by Grantor of any such Imposition would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness Secured Hereby wholly or partially usurious, Beneficiary, at its option, may declare the whole sum secured by this Deed of Trust with interest thereon to be immediately due and payable, without prepayment premium, or Beneficiary, at its option, may pay that amount or portion of such Imposition as renders the Indebtedness Secured Hereby unlawful or usurious, in which event Grantor


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shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said Imposition.

     1.7 Contest of Impositions, Liens and Levies. Grantor shall not be required to pay, discharge or remove any Imposition or any Lien so long as the Grantor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the Lien or Imposition so contested and the sale of the Premises, or any part thereof, to satisfy the same, provided that the Grantor shall, prior to the date such Lien or Imposition is due and payable, have given such reasonable security as may be demanded by the Beneficiary to insure such payments plus interest or penalties thereon, and prevent any sale or forfeiture of the Premises by reason of such nonpayment. Any such contest shall be prosecuted with due diligence and the Grantor shall promptly after final determination thereof pay the amount of any such Lien or Imposition so determined, together with all interest and penalties which may be payable in connection therewith. Notwithstanding these provisions Grantor shall (and if Grantor shall fail so to do, Beneficiary, may but shall not be required to) pay any such Lien or Imposition notwithstanding such contest if in the reasonable opinion of the Beneficiary, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed.

     1.8 Protection of Security. Grantor shall promptly notify Beneficiary of and appear in and defend any suit, action or proceeding that affects the Premises or the rights or interest of Beneficiary hereunder and the Beneficiary may elect to appear in or defend any such action or proceeding. Grantor agrees to indemnify and reimburse Beneficiary from any and all loss, damage, expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and reasonable attorney's fees and such amounts together with interest thereon at the Note Rate shall become additional "Indebtedness Secured Hereby" and shall become immediately due and payable.

     1.9 Annual Statements. Grantor shall furnish to the Beneficiary the following information at the following times:

          (a) as soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, its annual financial statement for such year, which annual report shall include its balance sheet and related statements of income and expenses, shareholders' equity and cash flow for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP by a reputable accounting firm.

          (b)  as soon as available, and in any event within one hundred twenty
     (120) days after the end of each calendar year, a copy of the annual financial statements of Partnership, which shall include the balance sheet of Partnership as at the end of such year and related statements of income and expenses, statements of changes in financial position, a statement of changes in capital accounts and a statement of allocation of distribution of profits and losses of the Partnership all in reasonable



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     detail, prepared in accordance with GAAP (or tax accounting reconciled to
     GAAP) by a reputable accounting firm.

          (c) as soon as available, and within one hundred twenty (120) days after the end of each calendar year, a current financial statement of each of the Guarantors who are natural persons which statement shall include an itemization of all assets and liabilities of the Guarantor scheduled by item and type, all investments and contingent liabilities and adequate to disclose the net worth of Guarantor at such point in time. Such financial statement shall be personally certified by the Guarantor and shall be accompanied by the annual federal income tax return of Guarantor, including all schedules, for the preceding taxable year as filed with the Internal Revenue Service.

          (d)  as soon as available, and in any event within one hundred twenty
     (120) days after the end of each fiscal year of the corporate Guarantor, its annual financial statement for such year, which annual report shall include its balance sheet and related statements of income and expenses, shareholders' equity and cash flow for the fiscal year then ended, all in reasonable detail and all prepared in accordance with GAAP by a reputable accounting firm.

In the event Grantor fails to furnish any such statements after written request to Grantor, the same shall be an Event of Default and in addition to any other remedies available to Beneficiary, the Beneficiary may cause an audit to be made of the respective books and records at the sole cost and expense of the Grantor. Beneficiary also shall have the right to examine at their place of safekeeping at reasonable times all books, accounts and records relating to the operation of the Premises.

     1.10 Additional Assurances. Grantor agrees upon reasonable request by the Beneficiary to execute and deliver such further instruments, deeds and assurances including financing statements under the Uniform Commercial Code and will do such further acts as may be necessary or proper to carry out more effectively the purposes of this Deed of Trust and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or intended so to be. Grantor agrees to pay any recording fees, filing fees, note taxes, Deed of Trust registry taxes or other charges arising out of or incident to the filing or recording of this Deed of Trust, such further assurances and instruments and the issuance and delivery of the Note.

     1.11 Current Compliance With Laws. The Premises as improved on the date hereof, comply with all material requirements of laws, including requirements of any Federal, State, County, City or other governmental authority having jurisdiction over the Grantor or the Premises and including, but not limited to, any applicable zoning, occupational safety and health, the Americans with Disability Act, energy and environmental laws, ordinances and regulations; and the Grantor has obtained all necessary consents, permits and licenses to construct, occupy and operate the Premises for its intended purposes.



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     1.12 Title.  Grantor is the lawful owner of and has good and marketable fee simple absolute title to the Premises and will warrant and defend title to the same free of all liens and encumbrances, other than the Encumbrances permitted under the Lender's Policy of title insurance issued to Beneficiary in connection with this Deed of Trust and has good right and lawful authority to grant, bargain, sell, convey, Deed of Trust and grant a security interest in the Premises as provided herein.

     1.13 Management Agreement. Grantor will punctually keep and perform all of the terms and conditions of the Management Agreement, will keep the same free of default.

     1.14 Equipment Replacement. Grantor will keep all equipment, including gaming equipment, in the Casino in good order and repair and condition and will maintain adequate reserves for replacement of the same. As and when any item of equipment becomes one or obsolete the Grantor shall replace the same with a replacement item of equipment of same utility and value.

     1.15 Licenses and Permits. Grantor shall obtain and keep in full force and effect all licenses and permits required to operate the Casino and all their components, shall pay all required license and permit fees thereunder and shall not surrender or permit such licenses and permits to lapse or terminate without the prior written consent of the Beneficiary.

     1.16 Federal Wetlands. Parcel No. 5 of the Premises is currently subject to Cease and Desist Order issued by the U.S. Army Corps of Engineers, Action No. 1992 30103 (the "Order"). The Grantor covenants and agrees to bring the parcel into compliance with the requirements of the Nationwide Permit authorization for work in Cripple Creek in the Town of Cripple Creek, Colorado and the requirements of the Corps of Engineers and to cause the Order to be rescinded.

                          II. INSURANCE AND ESCROWS

     2.1 Insurance. Grantor shall obtain, pay for and keep in full force and effect during the term of this Deed of Trust at its sole cost and expense the following policies of insurance:

          (a) All risk/open perils special form property insurance with extended coverages including any building contents, sprinkler coverage, Ordinance of Law coverage (including demolition cost, loss to undamaged portions of any buildings and increased cost of construction) with limits of 100% replacement cost and with no co-insurance provision or if the insurance carrier requires, co-insurance provisions with an agreed amount endorsement in amount acceptable to Beneficiary;

          (b) insurance against loss or damage from (i) leakage of sprinkler systems and (ii) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter


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     installed in any improvements on the Premises and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment (including electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping) located in, on or about the Premises and any improvements thereon in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing the same;

          (c) flood insurance if any part of the Premises now (or subsequently determined to be) is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and amendment or successor act thereto) in an amount at least equal to the lesser of the full replacement cost of all buildings and equipment on the Premises, the outstanding principal amount of the Note or the maximum limits of coverage available with respect to the buildings and equipment under said Act;

          (d) earthquake or sinkhole insurance, if available in the area where the Premises are located, in an amount at least equal to principal balance of the Note or the maximum limited of coverage available, whichever is less;

          (e) Business Interruption insurance covering risk of loss due to the occurrence of any hazards insured against under the required fire and extended coverage insurance in an amount equal to one (1) year's loss of income as such income may change from time to time due to changes in income from the Premises;

          (f) commercial general liability insurance (including broad form property damage, blanket contractual and personal injuries, including death resulting therefrom) and with minimum policy limits per single occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate and with excess umbrella coverage of at least $10,000,000.00;

          (g) Workmen's Compensation - Statutory workmen's compensation coverage in the required amounts.

          (h) Liquor Liability Coverage ("Dram Shop" coverage) in the minimum amount of (i) $3,000,000 or (ii) amounts as may be statutorily required, unless included in Grantors' General Liability Insurance.

          (i) If any safety deposit box is maintained for guests, Safe Deposit Box Liability in minimal amounts of $1,000,000.

          (j) Such other coverages appropriate to the Premises, its location and use as Beneficiary may from time to time require such as earthquake, mine subsidence, sinkhole, personal property supplemental liability, or coverages of other property - specific risks.

     Such insurance policies shall be written on forms and with insurance companies satisfactory to Beneficiary, shall be in amounts sufficient to prevent the Grantor from becoming a co-insurer of any loss thereunder, and shall bear a satisfactory mortgagee clause in favor of the Beneficiary with loss proceeds under any such policies to be made payable to the Beneficiary. Blanket policies must include limits by property location. All required policies of insurance or acceptable certificates thereof together with evidence of the payment of current premiums therefor shall be delivered to and be held by the Beneficiary. The Grantor shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies or certificates of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. In the event of a foreclosure of this Deed of Trust or any acquisition of the Premises by the Beneficiary all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of the Beneficiary to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance the Grantor empowers the Beneficiary to effect the above insurance upon the Premises at Grantor's expense and for the benefit of the Beneficiary in the amounts and types aforesaid for a period of time covering the time of redemption from foreclosure sale, and if necessary therefor, to cancel any or all existing insurance policies. Grantor agrees to pay Beneficiary such fees as may be permitted under applicable law for the costs incurred by Beneficiary in determining, from time to time, whether the Premises are located within an area having special flood hazards. Such fees shall include the fees charged by any organization providing for such services.

     2.2 Escrows. Grantor shall deposit with the Beneficiary, or at Beneficiary's request, with its servicing agent, on the first day of each and every month hereafter as a deposit to pay the costs of taxes, assessments and insurance premiums next due ("Charges"):

          (a) Initially a sum such that the amounts to be deposited pursuant to
     (b) next and such initial sum shall equal the estimated Charges for the next due payment; and

          (b) Thereafter an amount equal to one-twelfth (1/12th) of the estimated annual Charges due on the Premises.

Beneficiary will, upon the presentation to the Beneficiary by the Grantor of the bills therefor, pay the Charges from such deposits or will upon presentation of receipted bills therefor, reimburse the Grantor for such payments made by the Grantor. In the event the deposits on hand shall not be sufficient to pay all of the estimated Charges when the same shall become due from time to time, or the prior deposits shall be less than the currently estimated monthly amounts, then the Grantor shall pay to the Beneficiary on demand any amount necessary to make up the deficiency. The excess of any such deposits shall be credited to subsequent payments to be made for such items. If a default or an event of default shall occur under the terms of this Deed of Trust the Beneficiary may, at its option, without being required so to do, apply any deposits on hand to the Indebtedness Secured Hereby, in such order and manner as the Beneficiary may elect. When the Indebtedness Secured Hereby has been fully paid any remaining deposits shall be returned to the Grantor as its interest may appear. All deposits are hereby pledged as additional security for the Indebtedness Secured Hereby, shall be held for the purposes for which made as herein provided, may be held by Beneficiary or its servicing agent and may be commingled with other funds of the Beneficiary, or its servicing agent, shall be held without any allowance of interest thereon and shall not be subject to the decision or control of the Grantor. Neither Beneficiary nor its servicing agent shall be liable for any act or omission made or taken in good faith. In making any payments, Beneficiary or its servicing agent may rely on any statement, bill or estimate procured from or issued by the payee without inquiry into the validity or accuracy of the same. If the taxes shown in the tax statement shall be levied on property more extensive than the Premises, then the amounts escrowed shall be based on the entire tax bill and Grantor shall have no right to require an apportionment and Beneficiary or its servicing agent may pay the entire tax bill notwithstanding that such taxes pertain in part to other property and the Beneficiary shall be under no duty to seek a tax division or apportionment of the tax bill.

     III. UNIFORM COMMERCIAL CODE SECURITY AGREEMENT

     3.1 Security Agreement. This Deed of Trust shall constitute a security agreement as defined in the Uniform Commercial Code of the State of Colorado ("Code") in the items described in the Granting Clauses of this Deed of Trust ("Collateral"). Any Collateral installed in or used in the Premises are to be used by the Grantor solely for Grantor's business purposes or as the equipment and fixtures leased or furnished by the Grantor, as landlord, to tenants of the Premises and such Collateral will be kept at the buildings on the Premises and will not be removed therefrom without the consent of the Beneficiary and may be affixed to such buildings but will not be affixed to any other real estate. The remedies of the Beneficiary hereunder are cumulative and separate, and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code shall not be construed as a waiver of any of the other rights of the Beneficiary including having any Collateral deemed part of the realty upon any foreclosure thereof. If notice to any party of the intended disposition of the Collateral is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to such intended disposition and may be given by advertisement in a newspaper accepted for legal publications either separately or as part of a notice given to foreclose the real property or may be given by private notice if such parties are known to Beneficiary. Neither the grant of a security interest pursuant to this Deed of Trust nor the filing of a financing statement pursuant to the Code shall ever impair the stated intention of this Deed of Trust that all Collateral comprising the Premises and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the real property conveyed hereunder irrespective of whether such item is physically attached to the real property or any such item is referred to or reflected in a financing statement. Grantor will on demand deliver all financing statements that may from time to time be required by Beneficiary to establish, perfect and continue the priority of Beneficiary's security interest in the Collateral and shall pay all expenses incurred by Beneficiary in connection with the renewal or extensions of any financing statements executed in connection with the Premises; and shall give advance written notice of any proposed change in Grantor's name, identity or structure and will execute and deliver to Beneficiary prior to or concurrently with such change all additional financing statements that Beneficiary may require to establish and perfect the priority of Beneficiary's security interest.

     3.2 Maintenance Of Property. Subject to the provisions of this section, in any instance where Grantor in its sound discretion determines that any Collateral subject to a security interest under this Deed of Trust has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary for the operation of the Premises, Grantor may, at its expense, remove and dispose of it and substitute and install other items not necessarily having the same function, provided, that such removal and substitution shall not impair the operating utility and unity of the Premises. All substituted items shall become a part of the Premises and subject to the lien of the Deed of Trust. Any amounts received or allowed Grantor upon the sale or other disposition of the removed items of Collateral shall be applied first against the cost of acquisition and installation of the substituted items. Nothing herein contained shall be construed to prevent any tenant from removing from the Premises trade fixtures, furniture and equipment installed by the tenant and removable by the tenant under its terms of the lease, on the condition, however, that the tenant shall at its own cost and expense, repair any and all damages to the Premises resulting from or caused by the removal thereof.

     3.3 Fixture Filing. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS CONSTITUTING A PART OF THE COLLATERAL WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE PREMISES. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE THE FOLLOWING INFORMATION IS FURNISHED:

     (a) The name and address of the record owner of the real estate described in this instrument is:

          National Gaming Companies, Inc.
          9855 West 78th Street, Suite 220
          Eden Prairie, Minnesota  55344

          353 Myers Avenue Limited Partnership
          9855 West 78th Street, Suite 220
          Eden Prairie, Minnesota  55344

     (b)  The name and address of the Grantor is:
          National Gaming Companies, Inc.
          9855 West 78th Street, Suite 220
          Eden Prairie, Minnesota  55344

          353 Myers Avenue Limited Partnership
          9855 West 78th Street, Suite 220
          Eden Prairie, Minnesota  55344

     (c)  Grantor's Federal Tax ID No.:

          National Gaming Companies, Inc.:  41-1822296
          353 Myers Avenue Limited Partnership:  41-1839055

     (d)  the name and address of the Secured Party is:

          Miller & Schroeder Investments Corporation
          300 Pillsbury Center
          220 South Sixth Street
          Minneapolis, Minnesota  55402

     (e) Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above:

     (f) This document covers goods which are or are to become fixtures.

     3.4 Grantor to Comply with Prior Security Instruments. Grantor shall at its sole cost and expense perform, comply with and discharge all obligations of Grantor under any prior secured financing arrangements (whether lease purchase, conditional sales or pure lease arrangements) for any property subject to this security interest. Grantor shall not permit a surrender, assignment or transfer of its interest in any such property without the prior written consent of Beneficiary nor permit or suffer a default to exist under such prior financing arrangements.

                    IV. APPLICATION OF INSURANCE AND AWARDS

     4.1 Damage or Destruction of the Premises. Grantor shall give the Beneficiary prompt notice of any damage to or destruction of the Premises and in case of loss covered by policies of insurance the Beneficiary is hereby authorized at its option to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, that the Grantor may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of Twenty-Five Thousand and 00/100 ($25,000.00) Dollars. Any expense incurred by the Beneficiary in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of Beneficiary) shall be reimbursed to the Beneficiary first out of any proceeds. The proceeds or any part thereof shall be applied to reduction of the Indebtedness Secured Hereby then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Beneficiary.

     4.2 Condemnation. Grantor shall give the Beneficiary prompt notice of any actual or threatened condemnation or eminent domain proceedings affecting the Premises and hereby assigns, transfers, and sets over to the Beneficiary the entire proceeds of any award or claim for damages or settlement in lieu thereof for all or any part of the Premises taken or damaged under such eminent domain or condemnation proceedings, the Beneficiary being hereby authorized to intervene in any such action and to collect and receive from the condemning authorities and give proper receipts and acquittances for such proceeds. Grantor will not enter into any agreements with the condemning authority permitting or consenting to the taking of the Premises or agreeing to a settlement unless prior written consent of Beneficiary is obtained. Any expenses incurred by the Beneficiary in intervening in such action or collecting such proceeds, including reasonable attorney's fees, shall be reimbursed to the Beneficiary first out of the proceeds. The proceeds or any part thereof shall be applied upon or in reduction of the Indebtedness Secured Hereby then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Premises, the choice of application to be solely at the discretion of Beneficiary.

     4.3 Disbursement of Insurance and Condemnation Proceeds. Any restoration or repair shall be done under the supervision of an architect acceptable to Beneficiary and pursuant to plans and specifications approved by the Beneficiary. In any case where Beneficiary may elect to apply the proceeds to repair or restoration or permit the Grantor to so apply the proceeds they shall be held by Beneficiary for such purposes and will from time to time be disbursed by Beneficiary to defray the costs of such restoration or repair under such safeguards and controls as Beneficiary may establish to assure completion in accordance with the approved plans and specifications and free of liens or claims. Grantor shall on demand deposit with Beneficiary any sums necessary to make up any deficits between the actual cost of the work and the proceeds and provide such lien waivers and completion bonds as Beneficiary may reasonably require. Any surplus which may remain after payment of all costs of restoration or repair may at the option of the Beneficiary be applied on account of the Indebtedness Secured Hereby then most remotely to be paid, whether due or not, without application of any prepayment premium or shall be returned to Grantor as its interest may appear, the choice of application to be solely at the discretion of Beneficiary.

                              V. LEASES AND RENTS

5.1 Grantor to Comply with Leases. Grantor will, at its own cost and expense:

          (a) Faithfully abide by, perform and discharge each and every obligation, covenant and agreement under any leases to be performed by the landlord thereunder;

          (b) Enforce or secure the performance of each and every material obligation, covenant, condition and agreement of said leases by the tenants thereunder to be performed;

          (c) Not borrow against, pledge or further assign any rentals due under said leases;

          (d)     Not permit the prepayment of any Rents for more than thirty
     (30) days in advance nor for more than the next accruing installment of Rents, nor anticipate, discount, compromise, forgive or waive any Rents;

          (e) Not waive, excuse, condone or in any manner release or discharge the tenants of or from the obligations, covenants, conditions and agreements by any tenant to be performed under the leases;

          (f) Not permit any tenant to assign or sublet its interest in its lease unless required to do so by the terms of its lease;

          (g)     Not terminate any leases;

          (h) Not consent to a subordination of any lease to any party other than Beneficiary and then only if specifically consented to by the Beneficiary; Not amend or modify any lease or alter the obligations of the parties thereunder without the consent of the Beneficiary; and

          (i)     Not accept a surrender of any lease.

     5.2 Beneficiary's Right to Perform Under Leases. Should the Grantor fail to perform, comply with or discharge any obligations of Grantor under any lease or should the Beneficiary become aware of or be notified by any tenant under any lease of a failure on the part of Grantor to so perform, comply with or discharge its obligations under said lease, Beneficiary may, but shall not be obligated to, and without further demand upon the Grantor, and without waiving or releasing Grantor from any obligation in this Deed of Trust contained, remedy such failure, and the Grantor agrees to repay upon demand all sums incurred by the Beneficiary in remedying any such failure together with interest at the then rate in effect on the Note. All such sums, together with interest as aforesaid shall become so much additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve the Grantor from any default hereunder.

     5.3 Assignment of Leases and Rents. To further secure the Indebtedness Secured Hereby, Grantor does hereby sell, assign and transfer unto the Beneficiary all rents, income and profits now due and which may hereafter become due under or by virtue of any lease, whether written or verbal, or any agreement for the use or occupancy of the Premises, it being the intention of this Deed of Trust to establish an absolute transfer and assignment of all such leases and agreements and all of the rents, income and profits from the Premises unto the Beneficiary and the Grantor does hereby appoint irrevocably the Beneficiary its true and lawful attorney in its name and stead, which appointment is coupled with an interest, to collect all of said rents, income, and profits; provided, Beneficiary grants the Grantor the privilege, revocable, to collect and retain such rents, income, and profits unless and until an Event of Default exists under this Deed of Trust. Upon an Event of Default and whether before or after the institution of proceedings to sell the Premises or foreclose this Deed of Trust or during any period of redemption the Beneficiary, and without regard to waste, adequacy of the security or solvency of the Grantor, may revoke the privilege granted Grantor hereunder to collect the rents, income and profits of the Premises, and may, at its option, without notice in person or by agent, with or without taking possession of or entering the Premises, with or without bringing any action or proceeding or by a receiver duly appointed, give or require Grantor to give notice to any or all tenants under any lease authorizing and directing the tenant to pay such rents, income and profits to Beneficiary, such agent, or receiver as the case may be; collect all of the rents, income and profits; enforce the payment thereof and exercise all of the rights of the landlord under any lease and all of the rights of Beneficiary hereunder; enter upon, take possession of, manage and operate said Premises, or any part thereof; cancel, enforce or modify any leases, and fix or modify rents, and do any acts which the Beneficiary deems proper to protect the security hereof. Any rents, income and profits collected shall be applied to the costs and expenses of operation, management and collection, including reasonable attorneys fees, to the payment of the fees and expenses of any agent or receiver so acting, to the costs incurred by the Beneficiary, including attorneys fees, to the payment of taxes, assessments, insurance premiums and expenditures for the management, repair and upkeep of the Premises, to the performance of landlord's obligations under any leases and to the Indebtedness Secured Hereby all in such order as the Beneficiary may require. The entering upon and taking possession of the Premises, the collection of such rents, income and profits and the application thereof as aforesaid shall not cure or waive any defaults under this Deed of Trust or affect any notice of default or invalidate any act done pursuant to such notice nor in any way operate to prevent the Beneficiary from pursuing any other remedy which it may now or hereafter have under the terms of this Deed of Trust or any other security given for the Indebtedness Secured Hereby nor shall it in any way be deemed to constitute the Beneficiary a mortgagee-in-possession.

                           VI. RIGHTS OF BENEFICIARY

     6.1 Right to Cure Default. If the Grantor shall fail to comply with any of the covenants or obligations of this Deed of Trust, the Beneficiary may, but shall not be obligated to, without further notice to Grantor, and without waiving or releasing Grantor from any obligation in this Deed of Trust contained, remedy such failure, and the Grantor agrees to repay upon demand all sums incurred by the Beneficiary in remedying any such failure together with interest at the then rate in effect on the Note. All such sums, together with interest as aforesaid shall become so much additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve the Grantor from any failure hereunder.

     6.2 No Claim Against the Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Beneficiary, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Grantor or any party in interest with Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against the Beneficiary in respect thereof or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Deed of Trust.

     6.3 Inspection. Grantor will permit the Beneficiary's authorized representatives to enter the Premises at reasonable times for the purpose of inspecting the same; provided the Beneficiary shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections.

     6.4 Waivers; Releases; Resort to Other Security, Etc. Without affecting the liability of any party liable for payment of any Indebtedness Secured Hereby or performance of any obligation contained herein, and without affecting the rights of the Beneficiary with respect to any security not expressly released in writing, the Beneficiary may, at any time, and without notice to or the consent of the Grantor or any party in interest with the Premises or the Note:

          (a) release any person liable for payment of all or any part of the Indebtedness Secured Hereby or for performance of any obligation herein;

          (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness Secured Hereby or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

          (c)     accept any additional security;

          (d) release or otherwise deal with any property, real or personal, including any or all of the Premises, including making partial releases of the Premises; or

          (e) resort to any security agreements, pledges, contracts of guarantee, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine.

     6.5 Waiver of Appraisement, Homestead, Marshaling. The Grantor waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereinafter in force. Grantor waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Premises, or as to require the Beneficiary to exhaust its remedies against a specific portion of the Premises before proceeding against the other and does hereby expressly consent to and authorize the sale of the Premises or any part thereof as a single unit or parcel or as separate parcels.

                      VII. EVENTS OF DEFAULT AND REMEDIES

     7.1 Events of Default. It shall be an event of default ("Event of Default") under this Deed of Trust upon the happening of any of the following:

          (a) failure to make any payment on the Note whether principal, interest, premium or late charge, when and as the same becomes due (whether at the stated maturity or at a date fixed for any installment payment or any accelerated payment date or otherwise); or

          (b) a "Default" as defined therein shall occur under the Note and shall not have been cured within the time permitted therein to cure; or

          (c) failure to pay, perform or comply with when due any other Indebtedness Secured Hereby; or

          (d) failure to comply with or perform any of the other terms, conditions or covenants of this Deed of Trust and such failure shall continue for a period of ten (10) days after notice thereof to Grantor; provided, if the same is not susceptible of cure within said time limits and the same may be cured within a reasonable period of time thereafter the time period shall be extended for such additional time as is reasonably necessary to effectuate such cure provided such curative action is promptly taken in good faith and diligently prosecuted to completion and the security afforded hereby and the interest of the Beneficiary is not in jeopardy or be subject to forfeiture; or

          (e) either Grantor or any guarantor or surety of the Note shall fail to pay its debts as they become due, make an assignment for the benefit of its/his/her creditors, or shall admit in writing its inability to pay its/his/her debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it/him/her file an answer admitting insolvency or inability to pay its/his/her debts as they become due, or shall fail to obtain a dismissal of such case within sixty
      (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its/his/her property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within sixty (60) days of the appointment; or

          (f) an event of default shall occur under any other instrument securing the Note and shall not have been cured within the time permitted therein to cure; or

          (g) a judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien or be issued or levied against the Premises and shall not be released or fully bonded within forty-five (45) days after its entry, issue or levy; or

          (h) any representation or warranty made by Grantor herein, in the Note or in any other instrument given as security for the Note shall be false, materially breached or dishonored; or

          (i) any individual guarantor or surety for the Note shall be adjudged incompetent or a conservator, custodian or guardian be appointed to handle his/her affairs or the guarantor or surety shall die and a replacement surety acceptable to Beneficiary is not substituted or satisfactory provisions are not made for the substitution of the liability of guarantor's or such surety's estate for the repayment of the Indebtedness Secured Hereby; or

          (j) either Grantor or any corporate guarantor or surety for the Note shall be dissolved, liquidated or wound up or shall fail to maintain its existence as a going concern in good standing; or

          (k) if any guarantor or surety for the Note shall fail to keep or perform any covenant, undertaking or agreement on its part under any separate guaranty, indemnity or other surety arrangement given in connection with the Note; or

               (l) any operating license for the Casino is terminated and a substitute license acceptable to the Beneficiary is not issued to the Partnership within thirty (30) days thereof; or

               (m) any management agreement providing for the management of the Casino is terminated and a substitute management agreement acceptable to the Beneficiary with a management company acceptable to Beneficiary is not entered into within thirty (30) days thereof.

          7.2 Beneficiary's Right to Accelerate. If an Event of Default shall occur the Beneficiary may declare the entire unpaid principal balance of the Note together with all other Indebtedness Secured Hereby to be immediately due and payable and thereupon all such unpaid principal balance of the Note together with all accrued interest thereon at the Note Rate and all other Indebtedness Secured Hereby shall be and become immediately due and payable.

          7.3 Remedies. If an Event of Default shall occur, the Beneficiary may elect to advertise the Premises and demand the sale thereof by filing notice of such election and demand for sale with the Trustee, who shall upon receipt of such notice of election and demand for sale, cause a copy of the same to be recorded in the recorder's office of the county in which the Premises are situated. It shall be lawful for the Trustee to sell and dispose of the same (en masse or in separate parcels, as the Trustee may think best), and all the right, title and interest of the Grantor, its successors or assigns therein, at public auction at any place authorized by law as specified in the notice of such sale, for the highest and best price the same will bring in cash, public notice having been previously given pursuant to statute of the time and place of such sale, by advertisement, weekly, in some newspaper of general circulation at that time published in said county, a copy of which notice shall be mailed within ten
(10) days from the date of the first publication thereof to the Grantor at the addresses herein given and to such person or persons appearing to have acquired a subsequent record interest in the Premises at the address given in the recorded instrument. The Trustee shall make and give to the purchaser or purchasers of the Premises at such sale a certificate or certificates in writing describing the Premises purchased, and the sum or sums paid therefor, and the time when the purchaser or purchasers (or other person entitled thereto) shall be entitled to a deed or deeds therefor, unless the same shall be redeemed as is provided by law; and the Trustee shall, upon demand by the person or persons holding the said certificate or certificates of purchase, when said demand is made, or upon demand by the person entitled to a deed to and for the Premises purchased at the time such demand is made, the time for redemption having expired, make and execute to such person or persons a deed or deeds to the Premises purchased, which said deed or deeds shall be in the ordinary form of a conveyance, and shall be signed, acknowledged and delivered by the Trustee as grantor, and shall convey and quitclaim to such person or persons entitled to such deed as grantee, the Premises purchased as aforesaid, and all the right, title, interest, benefit and equity of redemption of the Grantor, its successors and assigns therein and shall recite the sum or sums for which the Premises was sold and shall refer to the power of sale herein contained, and to the sale or sales made by virtue thereof;

and in case of an assignment of such certificate or certificates of purchase, or in case of the redemption of the Premises by a subsequent encumbrancer, such assignment or redemption shall also be referred to in such deed or deeds; but the notice of sale need not be set out in such deed or deeds and the said Trustee shall, out of the proceeds or avails of such sale, after said sale, pay to the Beneficiary hereunder or the legal holders of said Note, the principal and interest due on said Note according to the tenor and effect thereof, and all moneys advanced by such Beneficiary or legal holder of said Note for insurance, taxes and assessments, or other money advanced pursuant to the terms hereof, with interest thereon at the rate provided for in the Note, the overplus, if any, to be applied pursuant to statute; which sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against the Grantor, its successors or assigns, and all other person claiming the property, or any part thereof, by, from, through or under the Grantor. The holder or holders of the Note may purchase the Premises or any part thereof; and it shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money. If a release deed is required, it is agreed that the Grantor, its successor or assigns, will pay the expense thereof. Reasonable attorneys' fees for services in the supervision of said foreclosure proceedings shall be allowed by the Trustee as a part of the cost. Separate sales may be conducted in each county in which the Premises are situate and no sale in a particular county shall act as a bar to or waiver of any right to conduct a separate sale in another county. When the Indebtedness Hereby Secured, or any part thereof, shall become due, whether by acceleration or otherwise, Beneficiary shall have the right to foreclose the lien hereof for such indebtedness or part thereof. If foreclosure be made through the Court, reasonable attorneys' fees, in no event to exceed the maximum amount allowed by law, shall be allowed as part of the foreclosure costs. In the event of foreclosure of the lien hereof, whether through the Trustee or through the Court, there shall be allowed and included as additional indebtedness all reasonable expenditures and expense which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) or procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature in this Section mentioned, and such expense and fees as may be incurred in the protection of said Premises and the maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Note or said Premises, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Grantor with interest thereon at the rate provided for in the Note. In the alternative, the Beneficiary may commence a judicial proceeding for foreclosure of this Deed of Trust or exercise any other remedies permitted by Colorado law. Nothing herein dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by the trustee shall be deemed to contradict or add to their requirements and procedures of

Colorado law now or hereafter existing; any such conflict or inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

     The proceeds of any sale shall be applied as follows and in the following order:

     FIRST: Payment of the costs and expenses of the sale, including without limitation Trustee's fees, legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of Trustee, together with interest on all advances made by Trustee from date of disbursement at the default interest rate under the Note from time to time or at the maximum rate permitted to be charged by Trustee under the applicable law if that is less.

     SECOND: Payment of all sums expended by Beneficiary under the terms of this Deed of Trust and not yet repaid, together with interest on such sums from date of disbursement at the Note Rate or the maximum rate permitted by applicable law if that is less.

     THIRD: Payment of the Indebtedness Secured Hereby in any order that the Beneficiary chooses.

     FOURTH: The remainder, if any, to the person or persons legally entitled to it.

The Power of Sale conferred by this Deed of Trust and the laws of the State of Colorado is not an exclusive remedy and when not exercised, Beneficiary may foreclose this Deed of Trust as a mortgage.

      7.4 Receiver. If an Event of Default shall occur, the Beneficiary shall be entitled as a matter of right without notice and without regard to the solvency or insolvency of the Grantor, or waste of the Premises or adequacy of the security of the Premises, or any other party or parties liable for the payment of the amount due to exparte apply for the appointment of a Receiver of rents and profits of any part or the whole of the Premises with power to lease the Premises, or such part thereof as may not then be under lease, and with such powers as may be deemed necessary who after deducting all proper charges and expense attending the execution of its trust as received shall apply the residue of the rents, issues and profits to the payment and satisfaction of the Indebtedness Secured Hereby or to any deficiency which may exist after applying the proceeds of the sale of the Premise to the payment of the amount due, including interest and such costs of any reasonable attorneys' fees for the foreclosure and sale in such order of priority as Beneficiary shall elect.

     7.5 Rights Under Uniform Commercial Code. In addition to the rights available to a Beneficiary of real property Beneficiary shall also have all the rights, remedies and recourse available to a secured party under the Uniform Commercial Code including the right to proceed under the provisions of the Uniform Commercial Code governing default as to any property which is subject to the security interest created by the Deed of Trust or
to proceed as to such   personal property in accordance with the procedures and
remedies available pursuant to a foreclosure of real estate.

     7.6 Due on Sale or Mortgaging, Etc. In the event of a Transfer without the written consent of the Beneficiary being first obtained, whether voluntarily, involuntarily, or by operation of law, then at the sole option of the Beneficiary, the Beneficiary may declare the entire unpaid principal balance together with accrued interest, due and payable in full and call for payment of the same in full at once. Any such payment shall be subject to the requirements, if any, in the Note providing for the payment of a prepayment premium in the event of a non-permitted Transfer. A consent by the Beneficiary as to any one Transfer shall not be deemed to be a waiver of the right to require consent to a future Transfer. As used herein, the term "Transfer" shall include any sale, pledge, assignment, Deed of Trust, encumbrance, security interest, consensual lien, hypothecation, transfer or divesture, or otherwise, of or in (i) the Premises, (ii) either Grantor, or (iii) any underlying ownership in either Grantor or (iv) any entity controlling, managing or in control of either Grantor. Any change in the legal or equitable title of the Premises or in the beneficial ownership of the Premises or either Grantor whether or not of record and whether or not for consideration shall be deemed a Transfer. This paragraph shall not be construed as to prevent the Borrower from issuing additional shares of stock in the Borrower as long as National Lodgings, Inc., and the Guarantors shall in the aggregate remain the majority shareholders in the Borrower nor the sale of Parcel No. 2 of the Premises to the Borrower.

     7.7 Rights Cumulative. Each right, power or remedy herein conferred upon the Beneficiary is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to Beneficiary, at law or in equity, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Beneficiary and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by the Beneficiary in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Beneficiary to resort thereto at a later date or be construed to be a waiver of any default or event of default under this Deed of Trust or the Note.

     7.8 Right to Discontinue Proceedings. In the event Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under this Deed of Trust and shall thereafter elect to discontinue or abandon the same for any reason, Beneficiary shall have the unqualified right to do so and in such event Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness Secured Hereby. This Deed of Trust, the Premises and all rights, remedies and recourse of the Beneficiary shall continue as if the same had not been invoked.

                          VIII. HAZARDOUS SUBSTANCE

     8.1    Definitions.  As used herein, the following definitions shall apply:

          (a) "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Grantor, or its use, including but not limited to any material, substance or waste which is (a) defined as a hazardous substance under any Environmental Laws; (b) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (c) polychlorinated biphenyls
     (d) lead; (e) urea formaldehyde (f) asbestos; (g) flammable explosives; (h) infectious materials; (i) radioactive materials; or (j) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing Environmental Laws.

          (b) "Environmental Laws" shall mean any international, federal, state or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Grantor or its affiliates, if any, including without limitation the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Act, the Clean Air Act, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

     8.2 Representations of Grantor. Grantor hereby represents to Beneficiary that, except as heretofore disclosed to Beneficiary: (a) the Premises has never been used by Grantor, or, to the best of Grantor's knowledge, by any previous owners or occupants or current occupants other than Grantor to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances and no such Hazardous Substances exist on the Premises or in its soil or groundwater; (b) to the best of Grantor's knowledge after due inquiry, no portion of the improvements on the Premises has been constructed with asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and/or the environment; (c) to the best of Grantor's knowledge after due inquiry, there are no nor have there been electrical transformers or other equipment which have dielectric fluid-containing polychlorinated biphenyls
(PCBs) located in, on or under the Premises; (d) to the best of Grantor's knowledge after due inquiry, the Premises has never contained any underground storage tanks; (e) Grantor has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, written or oral, from any local, state or federal governmental agency concerning (f) the existence of Hazardous Substances on the Premises or in the immediate vicinity and (g) the releasing, spilling, leaking, pumping, pouring, emitting, emptying, or dumping of Hazardous Substances onto the Premises or into waters or other lands.

     8.3 Covenants of Grantor. Grantor hereby covenants to Beneficiary that Grantor shall (a) comply and shall cause all occupants of the Premises to comply with all federal, state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of Hazardous Substances, (b) remove any Hazardous Substances immediately upon discovery of same, in accordance with applicable laws, ordinances and orders of governmental authorities having jurisdiction thereof,
(c) pay or cause to be paid all costs associated with such removal; and (d) prevent the migration of Hazardous Substances from or through the Premises onto or under other properties; (e) keep the Premises free of any lien imposed pursuant to any state or federal law, rule, regulation or order in connection with the existence of Hazardous Substances on the Premises; (f) not install or permit to be incorporated into any improvements in the Premises or to exist in or on the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment; (g) not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Grantor or any occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of any Hazardous Substances onto the Premises or into waters or other lands; and (h) give all notifications and prepare all reports required by Environmental Laws or any other law with respect to Hazardous Substances existing on, released from or emitted from the Premises.

     8.4 Indemnification. Grantor hereby agrees to defend, indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, contractors, subcontractors, licensees, invitees, successors and assigns ("Indemnified Parties") from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by the Indemnified Parties as a result of (i) the failure of the Grantor to keep and perform the covenants of the Grantor as contained in this Article, (ii) the misrepresentation or incorrectness of any of the representations of Grantor as contained in this Article, (iii) the presence on, in or under the Premises of a Hazardous Substance and (iv) the removal of Hazardous Substances or as a result of or in connection with activities regulated under this Article. Grantor shall bear, pay and discharge, as and when the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise, against the Indemnified Parties, shall hold the Indemnified Parties harmless against all claims, losses, damages, liabilities, costs and expenses, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth in this Article.

     8.5 Run with Land. These covenants, representations, warranties and indemnities shall be deemed continuing covenants, representations, warranties and indemnities running with the Real Property for the benefit of the Beneficiary, and any successors and assigns of the Beneficiary, including any purchaser at a Deed of Trust foreclosure sale, any transferee of the title of the Beneficiary or any subsequent purchaser at a foreclosure sale, and any subsequent owner of the Premises claiming through or under the title of Beneficiary and shall survive any foreclosure of this Deed of Trust and any acquisition of title of Beneficiary. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the rate of interest in effect on the Note and shall become so much additional Indebtedness Secured Hereby and shall become immediately due and payable in full on demand of the Beneficiary, its successors and assigns. The indemnification contained herein shall be a personal monetary obligation of the Grantor notwithstanding any provisions of this Deed of Trust to the contrary that limit or exculp the personal liability of the Grantor and/or require the Beneficiary to look solely to the security of the Premises.

     8.6 Limitations. Notwithstanding anything in this Article to the contrary, this Article shall not apply to the introduction and initial release of a Hazardous Substance on the Premises from and after the date that the Beneficiary acquires title to the Premises through foreclosure or a deed in lieu of foreclosure (the "Transfer Date"); provided, however, the Grantor shall bear the burden of proof that the introduction and initial release of such Hazardous Substance (i) occurred subsequent to the Transfer Date, (ii) did not occur as a result of any action of the Grantor, and (iii) did not occur as a result of a continuing migration or release of any Hazardous Substance introduced prior to the Transfer Date in, on, under or near the Premises.

                             IX. PRIOR INDEBTEDNESS

     9.1 Prior Indebtedness. As to Parcel No. 2 such parcel is subject to an existing Deed of Trust to the Public Trustee of the County of Teller, Colorado dated November 15, 1991, and recorded November 22, 1991 in Book 582, page 1, Teller County Records, given to secure a Promissory Note executed by Norman J. Kerr, nominee for Blackjack Holding Company, a Colorado corporation, to the order of Terry Wahrer and Suzanne Wahrer in the principal sum of $593,648.33 the aforesaid Deed of Trust, the Note secured thereby, and any and all additional security given in connection therewith being hereinafter collectively referred to as the "Prior Indebtedness". Grantor covenants and agrees to pay the principal, interest and other sums on the Prior Indebtedness on or before their due date and to comply with all of the other terms, covenants and conditions thereof. If requested hereafter by the Beneficiary, the Grantor shall produce to the Beneficiary from time to time and no less than three days prior to their due dates the installments of principal, interest and other sums payable on the Prior Indebtedness or receipts or other evidence of payment thereof satisfactory to the Deed of Trust. Grantor further agrees:

          (a) The Grantor will not without the prior written consent of the Beneficiary enter into any modification, amendment, agreement or arrangement with respect to the Prior Indebtedness expressly including, but not in limitation of the foregoing, any such modification, amendment, agreement or arrangement pursuant to which the Grantor is granted any forbearance or indulgence (as to time or amount) in payment of any principal, interest or other sums due in accordance with the terms and provisions of the Prior Indebtedness nor obtain any additional advances thereunder.

          (b) In case of any default under the Prior Indebtedness or if any holder of the Prior Indebtedness shall take any action to accelerate or otherwise declare its Prior Indebtedness due or exercise any rights or remedies available to it under its Prior Indebtedness, then in addition to the rights and remedies available to the Beneficiary hereunder, or at law, the Beneficiary may, but need not, make any payment or perform any act required of the Grantor under the Prior Indebtedness in any form and manner deemed expedient and may, but need not, make full or partial payments of principal or interest on the Prior Indebtedness, perform in the name of Grantor or in its own name, any and all covenants, conditions and agreements on the part of the Grantor to be performed under the Prior Indebtedness, pay, compromise or settle the Prior Indebtedness and redeem from any foreclosure sale or forfeiture of the Prior Indebtedness affecting the Premises or contest any foreclosure sale or forfeiture under the Prior Indebtedness. For this purpose Grantor hereby appoints the Beneficiary as its attorney in fact, irrevocable, which appointment is coupled with an interest. All monies paid for any purposes herein authorized and all expenses paid or incurred in connection therewith, including attorney's fees, and all other sums advanced by the Beneficiary to protect the Premises and the lien hereof, shall be so much additional Indebtedness Secured Hereby and shall become immediately due and payable with interest thereon at the rate then in effect in the Note. Inaction of the Beneficiary shall never be considered as a waiver of any right accruing to it on account of any default on the part of Grantor under the Prior Indebtedness.

          (c) Grantor will furnish to Beneficiary copies of all notices forwarded to Grantor by the Holder of the Prior Indebtedness.

          (d) On request the Grantor from time to time agrees to use its best efforts to obtain from the Holder of the Prior Indebtedness written statements setting forth the unpaid principal of and interest on the Prior Indebtedness and any unpaid sums thereunder and the date to which payment has been made and whether any payment is in arrears.

          (e) Beneficiary shall be subrogated to the rights of the Holder of such Prior Indebtedness to the extent of any advances made by Beneficiary hereunder as fully as if said liens had been created in favor of Beneficiary.

          (f) In order to protect the security of the Beneficiary's interest therein the Grantor shall pay monthly, to the Beneficiary, not later than ten (10) days before its due date under the Prior Indebtedness the amount of the next due installment of Principal, Interest and other amounts due under the Prior Indebtedness. Upon receipt of the same, the Beneficiary shall make payment directly to the holder of the Prior Indebtedness out of such deposit. The failure to make timely payment of such amounts to the Beneficiary shall be an Event of Default under this Deed of Trust and Beneficiary shall be entitled to exercise any and all of the remedies available to it by reason of an Event of Default. TIME IS OF THE ESSENCE IN THE PAYMENT OF THESE SUMS.

                              X. MISCELLANEOUS

     10.1 Choice of Law. Notwithstanding the situs of the Premises, the parties to this instrument have contracted for the law of the State of Minnesota to govern the loan, including matters of construction, validity and performance and the obligations arising hereunder, provided, however, that with respect to the creation, perfection, priority and enforceability of this instrument, and any warranties of title contained in this instrument with respect to the Premises, and the provisions hereof which relate to realizing upon the security covered by this instrument, the applicable provisions of this instrument shall be governed by, and interpreted in accordance with, the laws of the State of Colorado, applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

     10.2 Successors and Assigns. This Deed of Trust and each and every covenant, agreement and other provision hereof shall be binding upon Grantor and its successors and assigns including without limitation each and every from time to time record owner of the Premises or any other person having an interest therein, shall run with the land and shall inure to the benefit of the Beneficiary and its successors and assigns. As used herein the words "successors and assigns" shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is or becomes a party to this Deed of Trust. In the event that the ownership of the Premises becomes vested in a person or persons other than the Grantor, the Beneficiary shall not have any obligation to deal with such successor or successors in interest unless such transfer is permitted by this Deed of Trust and then only upon being notified in writing of such change of ownership. Upon such notification, the Beneficiary may thereafter deal with such successor in place of Grantor without any obligation to thereafter deal with Grantor and without waiving any liability of Grantor hereunder or under the Note. No change of ownership shall in any way operate to release or discharge the liability of the Grantor hereunder unless such release or discharge is expressly agreed to in writing by the Beneficiary.

     10.3 Unenforceability of Certain Clauses. The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.

     10.4 Captions and Headings. The captions and headings of the various sections of this Deed of Trust are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

     10.5 Amendment/Modification. Any amendment to or modification of this Deed of Trust may be made in writing by and between Grantor and Beneficiary without necessity of joinder therein by the Trustee. No oral waiver, amendment, or modification may be implied and the same must be executed by the party against whom enforcement is sought.

     10.6 Acceptance of Trust. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of a pending sale under any other Trust Indenture or of any action or proceeding in which Grantor, Beneficiary or Trustee shall be a party unless brought by Trustee.

     10.7 Reconveyance Upon Surrender of Deed of Trust. Upon payment in full of the Indebtedness Secured Hereby the Beneficiary shall deliver to the Trustee this Deed of Trust and all notes secured hereby to Trustee for cancellation and release and upon payment by Beneficiary of its fees, Trustee shall reconvey to Grantor, without warranty, the Premises then held hereunder. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

     10.8 Notices. Any notices and other communications permitted or required by the provisions of this Deed of Trust (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Certified Mail, Return Receipt Requested, bearing adequate postage, or deposited with reputable private courier or overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten (10) days' notice thereof, either party hereto shall have the right from time to time to change its address and shall have the right to specify as its address any other address within the United States of America.

     Each notice to Beneficiary shall be addressed as follows:

         Miller & Schroeder Investments Corporation
         300 Pillsbury Center
         220 South Sixth Street
         Minneapolis, Minnesota  55402
         Attn:  Vice President - Mortgage Loans

     Each notice to Grantor shall be addressed as follows:

         National Gaming Companies, Inc.
         9855 West 78th Street, Suite 220
         Eden Prairie, Minnesota  55344
         Attn:  President

         353 Myers Avenue Limited Partnership
         9855 West 78th Street, Suite 220
         Eden Prairie, Minnesota  55344
         Attn:  Managing General Partner

     10.9 Savings Clause. It is expressly stipulated and agreed to be the intent of Grantor, and Beneficiary at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits the Beneficiary to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in the Note, this Deed of Trust and any other loan documents delivered in connection with this instrument ("Loan Documents"). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note, this Deed of Trust or under any of the other Loan Documents, or contract for, charged, taken, reserved, or received with respect to the indebtedness by the Note ("Indebtedness"), or if the Beneficiary's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Grantor results in Grantor having paid any interest in excess of that permitted by applicable law, then it is Grantor's and Beneficiary's express intent that all excess amounts theretofore collected by Beneficiary shall be credited on the principal balance of the Note and all other Indebtedness (or, if the Note and all other Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and this Deed of Trust and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Beneficiary for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     10.10 Adjustable Rate Note. The Note secured by this Deed of Trust provides for adjustments in its interest rate from time to time in accordance with its terms. Reference is made to the Note for the time, terms and conditions of the adjustments in the interest rate. Such times, terms and conditions are incorporated herein by reference.

     10.11 Consent to Jurisdiction. The Grantor submit(s) and consent(s) to personal jurisdiction of the Courts of the State of Minnesota and Courts of the United States of America sitting in such State for the enforcement of this instrument and waive(s) any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of Minnesota. Litigation may be commenced in any state court of general jurisdiction for the State of Minnesota or the United States District Court located in that state, at the election of the Beneficiary. Nothing contained herein shall prevent Beneficiary from bringing any action against any other party or exercising any rights against any security given to Beneficiary or against the Grantor personally, or against any property of the Grantor, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by the Grantor to personal jurisdiction within the State of Minnesota.

     IN WITNESS WHEREOF, the Grantor has caused these presents to be executed as of the date first above written.


                                NATIONAL GAMING COMPANIES, INC., a
                                Minnesota corporation



                                By:  /s/ Robert Swenson
                                     ----------------------------
                                Its: President
                                     ----------------------------


                                353 MYERS AVENUE LIMITED PARTNERSHIP, a
                                Minnesota limited partnership


                                By:  CRIPPLE CREEK CORPORATION, a
                                     Minnesota corporation, its General Partner


                                     By:  /s/ Robert Swenson
                                         ------------------------

                                     Its: President
                                         ------------------------

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )


     The foregoing was instrument was acknowledged before me this 22nd day of October, 1996, by Robert Swenson, the President of National Gaming Companies, Inc., a Minnesota corporation on behalf of the corporation.


                                         /s/ Marvella S. Playle
                                         ---------------------------
                                                Notary Public



STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )


     The foregoing was instrument was acknowledged before me this 22nd day of October, 1996, by Robert Swenson, the President of Cripple Creek Corporation, a Minnesota corporation, the General Partner of 353 Myers Avenue Limited Partnership, a Minnesota limited partnership, on behalf of the limited partnership.

                                         /s/ Marvella S. Playle
                                         ---------------------------
                                                Notary Public

                                  EXHIBIT "A"
                               Legal Description

PARCEL 1A:

     Lots 34 through 36,
     Block 22,
     FREMONT (now Cripple Creek);

PARCEL 1B:

     Lots 37 through 40,
     Block 22,
     FREMONT (now Cripple Creek);

PARCEL 2:

     Lots 11 and 31R,
     (Lot 31R being formerly known as Lots 31, 32 and 33),
     Block 22,
     FREMONT (now Cripple Creek),
     according to the original plat as modified by the Subdivision Exemption Plat recorded September 12, 1991 in Plat Book L Page 13;PARCEL 3:

     Lots 28, 29, and 30,
     Block 22,
     FREMONT (now Cripple Creek);

PARCEL 4:

     The Surface only of
     Lots 1 through 15,
     Block 26,
     FREMONT (now Cripple Creek);

PARCEL 5:

     Lots 1 through 13,
     Block 1,
     ARCADIA HEIGHTS ADDITION TO THE CITY OF CRIPPLE CREEK;

NOTE: The North 1/2 of Warren Avenue lying Easterly of Fourth Street and Westerly of the Midland Terminal Railway Right of Way appears to have been vacated and probably should be included in any legal documents.

       All in Teller County, Colorado.




                                      A-2